Registration No. 333-195339

As filed with the Securities and Exchange Commission on December 22, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Meetinghouse Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	45-4640630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2250 Dorchester Avenue
Dorchester, Massachusetts 02124
(Address of Principal Executive Offices)

Meetinghouse Bancorp, Inc. 2014 Equity Incentive Plan
(Full Title of the Plan)

Copies to:

Anthony A. Paciulli	Victor L. Cangelosi, Esquire
President and	Thomas P. Hutton, Esquire
Chief Executive Officer	Luse Gorman, PC
Meetinghouse Bancorp, Inc.	5335 Wisconsin Ave., N.W., Suite 780
2250 Dorchester Avenue	Washington, DC 20015-2035
Dorchester, MA 02124	(202) 274-2000
(617) 298-2250
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.464.

EXPLANATORY NOTE

Meetinghouse Bancorp, Inc. is a bank holding company and the class of securities to which this Registration Statement relates is held by fewer than 1,200 shareholders of record.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Meetinghouse Bancorp, Inc. is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of common stock, $0.01 par value (and related stock options therefor), registered under the Registration Statement that remain unsold.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dorchester, in the Commonwealth of Massachusetts, on this 21st day of December, 2015.

MEETINGHOUSE BANCORP, INC.
By:	/s/ Anthony A. Paciulli
Anthony A. Paciulli
President, Chief Executive Officer and a Director
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Anthony A. Paciulli	President, Chief Executive Officer and	December 21, 2015
Anthony A. Paciulli	a Director
(Principal Executive Officer)

/s/ Wayne Gove*	Senior Vice President and Chief	December 21, 2015
Wayne Gove	Financial Officer
(Principal Financial and Accounting Officer)

/s/ John C. Driscoll*	Director	December 21, 2015
John C. Driscoll

/s/ Daniel T. Flatley*	Director	December 21, 2015
Daniel T. Flatley

/s/ Barry T. Hannon*	Director	December 21, 2015
Barry T. Hannon

/s/ Paul G. Hughes*	Director	December 21, 2015
Paul G. Hughes

/s/ Richard W. Shea*	Director	December 21, 2015
Richard W. Shea

*  Pursuant to a Power of Attorney dated April 15, 2014, contained on the signature page of the Form S-8 Registration Statement filed on April 17, 2014.